Exhibit 99.1

Kenexa Announces Financial Results for Third-Quarter 2006

WAYNE, PA — November 1, 2006 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the third quarter ended September 30, 2006.

For the third quarter of 2006, Kenexa reported total revenue of $28.0 million, representing an increase of 63% over the $17.2 million recorded for the third quarter of 2005.  Subscription revenue was $23.2 million for the third quarter of 2006, an increase of 73% compared to the third quarter of 2005, while professional services and other revenue was $4.8 million for the third quarter of 2006, an increase of 25% over the same period of 2005.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We are very pleased with the Company’s performance in the third quarter, which was highlighted by revenue and profitability that were greater than our original expectations.  Our business momentum is being fueled by a combination of strong demand in the talent management market, combined with Kenexa’s unique value proposition that includes software, proprietary content, outsourcing and professional services.”

Karsan added, “We believe our pending acquisition of BrassRing, when completed, will further extend our leadership position.  We are optimistic about the combined company’s outlook for 2007, which calls for continued strong revenue growth and expansion in our non-GAAP profitability margins.”

Kenexa’s income from operations before income tax and interest income or expense, determined in accordance with generally accepted accounting principles (GAAP), was $4.8 million for the three months ended September 30, 2006, compared with income of $2.6 million for the corresponding period of 2005.  GAAP net income available to common shareholders was $4.2 million or $0.20 per basic and diluted share for the quarter.  This compares to GAAP net income available to common shareholders of $2.6 million, or earnings of $0.15 per basic and diluted  share for the same period of 2005.

Non-GAAP income from operations before income taxes and interest expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, for the three months ended September 30, 2006 was $5.5 million compared with $2.7 million during the same period last year, representing a 104% increase on a year-over-year basis and a record margin of 20%.

Non-GAAP diluted earnings per share, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, were $0.24 for the quarter ended September 30, 2006, an increase of 60% compared to $0.15 for the quarter ended September 30, 2005. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $83.1 million at September 30, 2006, an increase from $76.9 million at the end of the prior quarter.  The increase in cash was the result of positive cash from operations of approximately $8.8 million, partially offset by cash payments of approximately $3.4 million related to acquisitions completed during the quarter.  Deferred revenue was $18.8 million at the end of the quarter, an increase of 70% on a year-over-year basis and 10% on a sequential basis.

Don Volk, Chief Financial Officer of Kenexa, stated, “In addition to strong revenue and profitability, Kenexa generated strong cash from operations and ended the quarter with a solid balance sheet.  We believe the company’s business model and momentum positions it well to continue delivering highly profitable growth.”

Business Outlook

Based on information as of November 1, 2006, the Company is issuing guidance for the fourth quarter and preliminary full year 2007 as follows:

Fourth Quarter 2006: Excluding any impact related to the pending BrassRing acquisition, the Company expects revenue to be $28.9 to $29.3 million, subscription revenue to be $23.7 to $24 million and non-GAAP operating income to be $6.4 to $6.7 million. Assuming a 22% tax rate (due to Kenexa’s NOL carryforwards) and 21.2 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.29 to $0.30.  The Company currently anticipates that the BrassRing acquisition will close during the fourth quarter 2006, however, it cannot currently predict the revenue and profitability impact of the acquisition on its fourth quarter results as it does not know the precise timing of when the acquisition may close during the quarter.

Preliminary Full Year 2007: Including the anticipated impact related to the pending BrassRing acquisition, the Company expects revenue to be $177 million to $181 million and non-GAAP operating income to be $36.3 to $38.3 million.  Assuming a 30% tax rate and 21.3 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.14 to $1.19.   The Company currently anticipates that the BrassRing acquisition will close during the fourth quarter 2006.

Other Quarter Highlights

•                  More than 30 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•                  The average annual revenue from the Company’s top 80 customers was greater than $800,000, an increase from the $700,000 level in the prior quarter and $550,000 at the end of 2005.

•                  Revenue during the third quarter was diverse across the customer base, with no customers accounting for more than 10% of quarterly revenue and the top 5 customers representing less than 25% of revenue.

Kenexa will host a conference call today, November 1, 2006, at 5:00 pm (EDT) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-289-0533 (domestic) or 913-981-5525 (international). A replay of this conference call will be available through November 8, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4471513. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements may concern, among other things, guidance as to future revenue and earnings, operations, expected benefits from the BrassRing transaction, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions (including BrassRing).  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, onboarding, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of non-GAAP income from operations before income taxes and interest expense which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to income from operations before income taxes and interest expense which we believe is the most comparable GAAP measure. The non-GAAP income from operations is disclosed in tabular form to present the data used in the calculation of the per share data. Additionally this release includes non-GAAP net income available to common shareholders which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to net income  available to common shareholders which we believe is the most comparable GAAP measure. The non-GAAP net income available to common shareholders per share is disclosed in tabular form to present the data used in the calculation of the per share data.  We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest expense, calculated in accordance with generally accepted accounting principles.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Contact

MEDIA CONTACT:

	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty Integrated Corporate Relations (617) 217-2084 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	September 30, 2006	December 31, 2005
Assets

Current assets
Cash and cash equivalents	$83,109	$43,499
Accounts receivable, net of allowance for
doubtful accounts of $590 and $447	16,237	10,306
Unbilled receivables	1,945	312
Deferred income taxes	6,628	2,519
Prepaid expenses and other current assets	2,459	2,134

Total current assets	110,378	58,770

Property and equipment, net of accumulated depreciation	5,900	4,737
Software, net of accumulated amortization	2,324	850
Goodwill	48,826	8,815
Intangible assets, net of accumulated amortization	1,973	125
Deferred financing costs, net of accumulated amortization	98	50
Other assets	932	552

Total assets	$170,431	$73,899

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$3,520	$2,306
Notes payable, current	479	95
Commissions payable	1,137	834
Accrued compensation and benefits	6,224	4,590
Other accrued liabilities	3,543	2,177
Deferred revenue	18,759	12,588
Capital lease obligations	228	219

Total current liabilities	33,890	22,809

Capital lease obligations, less current portion	103	185
Notes payable, noncurrent	153	108
Deferred taxes	606	—
Other noncurrent liabilities	19	55

Total liabilities	34,771	23,157

Shareholders’ equity

Class A common stock, $0.01 par value; 100,000,000 shares authorized; 20,596,873 and 17,459,044 shares issued, respectively	206	174
Additional paid-in capital	170,376	97,140
Deferred stock compensation	0	(1,040)
Notes receivable for class A common stock	0	(120)
Accumulated other comprehensive loss	(257)	(30)
Accumulated deficit	(34,665)	(45,382)

Total shareholders’ equity	135,660	50,742

Total liabilities and shareholders’ equity	$170,431	$73,899

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue
Subscription revenue	$23,185	$13,377	$60,725	$36,370
Other revenue	4,827	3,857	15,010	11,201

Total revenue	28,012	17,234	75,735	47,571

Cost of revenue (exclusive of depreciation, shown separately below)	8,392	4,935	21,419	13,592

Gross profit	19,620	12,299	54,316	33,979

Operating expenses:
Sales and marketing	5,991	4,218	17,436	11,748
General and administrative	5,771	4,036	16,972	10,912
Research and development	2,218	961	5,570	3,038
Depreciation and amortization	872	498	2,362	1,555

Total operating expenses	14,852	9,713	42,340	27,253

Income from continuing operations before income taxes and interest expense	4,768	2,586	11,976	6,726

Interest income	(764)	(220)	(1,566)	(222)

Interest expense on mandatory redeemable shares	0	0	0	3,396

Income from continuing operations before income tax	5,532	2,806	13,542	3,552

Income tax expense on continuing operations	1,373	219	2,825	477

Net income	4,159	2,587	10,717	3,075

Accretion of redeemable class B common shares and class C common shares	0	0	0	41,488

Net income (loss) available to common shareholders	$4,159	$2,587	$10,717	$(38,413)

Basic net income (loss) per weighted average common share outstanding:	$0.20	$0.15	$0.55	$(4.02)

Weighted average number of common shares outstanding used in calculation of basic net income (loss) per share	20,407,856	17,436,026	19,626,010	9,558,486

Diluted net income (loss) per weighted average common share outstanding:	$0.20	$0.15	$0.53	$(4.02)

Weighted average number of common shares outstanding used in calculation of diluted net income (loss) per share	20,922,015	17,851,098	20,183,995	9,558,486

Non-GAAP income from operations and net income available to common shareholders excludes stock-based  compensation and amortization of intangibles:

	Three Months Ended September 30,
	2006	2005
Non-GAAP income from operations calculation:

Income from operations before income taxes and interest expense	$4,768	$2,586

Stock-based compensation expense	605	119

Amortization of intangibles associated with acquisitions	149	—

Non-GAAP income from operations before income taxes and interest expense	$5,522	$2,705

Weighted average number of common shares outstanding used in calculation of basic net loss per share	20,407,856	17,436,026

Dilutive effect of options and warrants	514,159	415,072

Shares used in share calculation of pro forma earnings per diluted share	20,922,015	17,851,098

Net Income available to common shareholders	$4,159	$2,587
Stock-based compensation expense	605	119

Amortization of intangibles associated with acquisitions	149	—

Non-GAAP net Income available to common shareholders	$4,913	$2,706

Non-GAAP net Income per diluted share	$0.24	$0.15

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:

Gross profit	$19,620	$12,299
Add: stock-based compensation expense	138	—
Non-GAAP gross profit	$19,758	$12,299

Sales and marketing	$5,991	$4,218
Less: stock-based compensation expense	(195)	—
Non-GAAP sales and marketing	$5,796	$4,218

General and administrative	$5,771	$4,036
Less: stock-based compensation expense	(225)	(119)
Non-GAAP general and administrative	$5,546	$3,917

Research and development	$2,218	$961
Less: stock-based compensation expense	(47)	—
Non-GAAP research and development	$2,171	$961

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities
Net Income (loss) from operations	$10,717	$3,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,362	1,555
Non-cash interest expense	72	—
Non-cash compensation	1,946	475
Excess tax benefits from share-based payment arrangements	(1,149)	—
Amortization of deferred financing costs	79	69
Bad debt expense	(69)	154
Accrued Interest on mandatory redeemable preferred stock	—	3,396
Deferred taxes	(1,834)	(993)
Changes in assets and liabilities
Accounts and unbilled receivables	(4,548)	(2,994)
Prepaid expenses and other current assets	276	(896)
Other assets	(112)	87
Accounts payable	561	1,107
Accrued compensation and other accrued liabilities	1,957	1,804
Commissions payable	249	237
Deferred revenue	673	4,331
Other liabilities	(35)	(35)

Net cash provided by operations	11,145	11,372

Cash flows from investing activities
Purchases of property and equipment	(3,024)	(2,840)
Cash paid for intangible assets	—	—
Acquisitions, net of cash acquired	(37,129)	(164)

Net cash used in investing activities	(40,153)	(3,004)

Cash flows from financing activities
Net borrowings (repayments) under line of credit agreement	—	—
Repayments of notes payable	(44)	(16)
Repurchases of common shares	—	(515)
Collections of notes receivable	120	160
Excess tax benefits from share-based payment arrangements	1,149	—
Net Proceeds from follow-on offering of common stock	66,282	—
Net Proceeds from initial public offering	—	61,840
Redemption of series A and B preferred stock	—	(40,000)
Deferred financing costs	(128)	(16)
Net Proceeds from option exercises	1,762	—
Repayments of capital lease obligations	(302)	(171)

Net cash provided (used in) by financing activities	68,839	21,282

Effect of exchange rate changes on cash and cash equivalents	(221)	(51)

Net increase (decrease) in cash and cash equivalents	39,610	29,599
Cash and cash equivalents at beginning of year	43,499	9,494
Cash and cash equivalents at end of the period:	$83,109	$39,093

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$401	$181
Income taxes	$2,059	$360

Noncash investing and financing activities
Capital Leases	$114	$92
Accrued bonus exchanged for Note receivable	$—	$151
Accretion of redeemable class B common shares and redeemable class C common shares to redemption values	$—	$41,448
Redemption and conversion of class B and class C common shares to class A common stock	$—	$51,351